                                                                    EXHIBIT 10.5


                              DEVELOPMENT AGREEMENT


         This Development Agreement ("Agreement") is entered into on this third
(3rd) day of August, 2000 ("Effective Date") by and between International eCommerce, Inc. ("IeC"), a Texas corporation, with principal offices at 1330 Post Oak Boulevard, Suite #1900, Houston, Texas, and MAX Internet Communications, Inc., a Nevada corporation ("MAX"), with principal offices at 8115 Preston Road, Eighth Floor East, Dallas, Texas 75225.

     BACKGROUND

         MAX is in the business of developing, licensing and selling its proprietary Internet communications technology, including the technology to produce a television-based Internet set-top-box appliance providing video teleconferencing, streaming audio and video, and with optional features to include DVD and CD recording. IeC is in the business of selling consumer electronic products such as the products produced by MAX.

         In consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties.

1.       DEVELOPMENT OF THE PRODUCT

         1.1 Joint Development. IeC and MAX shall each devote resources and personnel required to develop a set-top-box product based upon the current prototype manufactured by MAX as its "Video Communication System (VCS)" that employs MAX's I.C. Live technology for video streaming and related applications on an integrated motherboard. The development shall proceed toward creating a consumer electronic set-top device ready for resale to wholesalers under the tentative name "NetForAll Plus" (the "Product"). Product development efforts shall occur at MAX's facilities in Dallas, Texas, although the parties may elect jointly to lease space needed for development and testing of the Product.

         1.2 Specifications. The specifications for the Product are set forth on attached Exhibit A. Such specifications shall be incorporated into the Product. In addition, Exhibit A sets forth the development milestones required in order to re-engineer the Product to enable its production for the cost set forth in Section 1.3.

         1.3 Pricing. The end goal of the development efforts hereunder shall be to create the Product's motherboard using MAX's licensed technology and other licensed software, and to be capable of manufacturing the Product for a cost not to exceed $500.00 each.


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         1.4      Management. Management of the development of the Product shall be jointly controlled by IeC and MAX, and they shall seek to reach concensus on all important decisions pertaining to the development and implementation of the Product. In case of any dispute between the Parties regarding management of development, the parties agree that MAX shall cast the decisive vote on the outcome of such dispute.

         1.5 Funding. IeC agrees to fund all costs incurred by it in performing its duties hereunder. MAX agrees to fund all costs incurred by it in performing its duties hereunder, provided that the first $2,000,000 of costs incurred by MAX to develop the Product in accordance with the plans and milestones set forth on Exhibit A shall be financed by IeC upon presentation by MAX of monthly invoices. Such financing shall take the form of purchases of MAX's restricted common stock at a price equal to 125% of the average closing bid price of the stock on Nasdaq for the last five trading days of each month during which development efforts occur resulting in an invoice. Upon the occurrence of each payment by IeC to MAX for the development costs of the Product, MAX agrees to commence preparations of and to file within 45 days after the second month and last month of development a registration statement with the Securities and Exchange Commission covering the resale by IeC of the common stock securities.

         1.6 Ownership. Upon completion of development of the Product, MAX shall own all rights in and to the Product and shall have the right to seek patent protection and other intellectual property rights in and to the Product. IeC shall have the rights in and to the Product that are defined in this Agreement, but shall have no interest or residual rights to the Product not specifically set forth herein.

2.       LICENSE

         2.1 Appointment. MAX hereby appoints IeC as the exclusive distributor for the Product in the Territory, to resell the Product to customers located within the Territory who are providing the products for resale to merchants, wholesalers, and retailers within the Territory, and directly to commercial and noncommercial final users. The Territory shall consist of all countries situated on the South American Continent, in Central America, in the Caribbean Sea, and Mexico.

         IeC's license shall also extend to the right to distribute other MAX products employing MAX's video streaming technology and other applications as they may apply to television Internet and interactive television appliances in the Territory. Such license also shall extend to Product upgrades, modifications, derivatives, and extensions. Such exclusivity appointed in this section shall be subject to the provisions of Section 4.3.

         2.2 Assignment. The license hereby granted to IeC is not assignable, whether directly or indirectly by the transfer of more than 25% of the voting stock of IeC, without the


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                  written consent of MAX. Such consent will not be unreasonably withheld if MAX obtains reasonable assurance that the proposed assignee is committed to and capable of performing the obligations of IeC set forth herein.

         2.3      Restrictions and Requirements.

                  2.3.1 Source Code Restrictions. IeC agrees not to decompile, reverse engineer, disassemble, or otherwise determine or attempt to derive source code for the MAX proprietary technology or to create any Derivative Works based upon the MAX proprietary technology and agrees not to permit or authorize anyone else to do so, except as expressly permitted by MAX.

                  2.3.2 Third Party Terms. IeC understands that some of the technology on which the Product is based has been licensed from third party licensors. As such, IeC agrees to comply with all terms and conditions listed in Exhibit B that relate to the use of third party licensors' technology or trademarks, and obtain the necessary licenses required as set forth in Exhibit
                           B. MAX shall have the right to update Exhibit B from time to time as reasonably necessary.

                  2.3.3 Distribution to Government Agencies. IeC agrees to comply with and shall require its resellers to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Product to a governmental agency, and ensure the inclusion of the appropriate "Restricted Right" or "Limited Rights" notices required by U.S. Government agencies.

3.       MANUFACTURING

         3.1 Production by MAX. MAX shall have the first right and option to manufacture and produce all copies of the motherboard for the Product required by IeC for sale pursuant to the license at a price equal to or less than 110% of the best price offered by a third party producer. MAX shall exercise its right of first refusal option within five (5) business days or shall forfeit such right to manufacture.

         3.2 Royalties. In the event MAX shall decline or forfeit its right to manufacture the motherboard set forth in Section 3.1, and IeC shall procure the Product from another source, IeC shall pay to MAX per unit royalties. Such royalties shall be payable in three installments of one-third of the royalty fee each, with the first installment paid at the time of sale, the second installment thirty (30) days after the date of sale, and the third installment sixty (60) days after the date of sale. The royalty rate shall depend upon the amount of sales of the Product during each year of the term of this Agreement (August 1 through July 31), and shall decline during such year as the following sales rates are achieved:

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


                  Number of Product                  Royalty
                  Units per Year                     Rate per Unit
                  -----------------                  -------------
                  1 - 99,999                         $25.00
                  100,000 - 249,999                  $22.50
                  250,000 - 499,999                  $20.00
                  500,000 or more                    $17.50

4.       PURCHASE OBLIGATION

         4.1 Initial Obligation. IeC irrevocably commits to selling a minimum of 100,000 units of Product during the first twelve
                  (12) months after delivery of the first commercially operational NetForAll Plus Product produced and developed pursuant to this Agreement.

         4.2 Subsequent Purchases. IeC agrees to purchase during the same twelve (12) month period described in Section 4.1 for an additional 400,000 units of Product and each additional contract year to maintain its exclusivity license appointment pursuant to Section 2.1.

         4.3 Consequence of Failure to Obtain Commitments. If IeC shall fail to obtain the commitments described in Section 4.3, the consequence of such failure shall be that IeC shall forfeit its exclusive right to distribute any Products in the Territory; provided however, IeC shall have the right to meet its Commitment in Sections 4.1 and 4.3 by reserving the remaining licenses to meet such Commitments at 25% of the royalty rate. The remaining royalty right will be paid at the time of the actual sale of the license.

5.       PURCHASE ORDERS

         5.1 IeC shall purchase the Products from MAX by means of Purchase Orders in the form set forth on Exhibit C.

         5.2 Under the terms of a Purchase Order, MAX will ship all orders of the Product to IeC's distribution center, as set forth on each individual purchase order, in compliance with the following delivery schedule:

                  Units Ordered                      Days to Delivery
                  -------------                      ----------------
                  Up to 300                                 21
                  More than 300                             30

         5.3 All shipments shall be D.D.P., unloaded upon delivery, distribution center. Risk of loss shall pass to IeC at the time Products are received at the distribution center. IeC shall certify the time that Products are received at the distribution center in


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                  commercially viable condition. Terms of payment shall be net amount due thirty (30) days after received at the distribution center. The parties' other burdens and obligations with respect to delivery are governed by the Vienna Convention of 1980 (CISG), except for those for which the parties expressly contract, notwithstanding the signatory status of the country constituting the Territory.

         5.4 To effect payment of invoices, IeC shall deliver to MAX an international letter of credit or a check in the amount of each invoice, in a form to comply with the International Chamber of Commerce Uniform Custom and Practices for Documentary Credits. Such letter of credit shall enable MAX to draw thereon on or after thirty (30) days from the date of shipment received at the distribution center.

         5.5 Each Purchase Order shall clearly state the appropriate DVD Code Number for the country for which copies of the Product are intended. It is understood that the inclusion of a DVD Code Number shall not operate to widen the scope of the Territory.

         5.6 All payments to MAX shall be payable in Dallas, Texas in United States Dollars, and IeC and its customers shall bear all risk of currency fluctuations. MAX will bear the risk of inflation changes.

         5.7 MAX shall reasonably inform IeC of the delivery status of any units ordered.

6.       DUTIES OF IeC

         6.1 IeC shall, at its expense, exercise commercially reasonable efforts to optimize the sales potential of the Products in the Territory, including that IeC shall support, honor and perform all commercially reasonable sales programs sponsored by MAX to the extent they are appropriate in the Territory.

         6.2 IeC shall train its sales and service personnel to be sufficiently knowledgeable about the Product to provide its use in the Territory.

         6.3 IeC shall furnish MAX with monthly sales reports and projections of monthly sales for the ensuing three months, together with a long range forecast of sales for the following nine months once a quarter.

         6.4 IeC shall, at its expense, provide for the establishment of its sales hierarchy in the Territory, and shall design and translate in the dominant language of each country in the Territory, the packaging materials and instructions for the Product.

         6.5 IeC shall not be restricted from distributing non-competing products within the Territory manufactured by competing companies.


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         6.6      IeC shall provide technical support and maintenance plans to retail users of the Product.

7.       DUTIES OF MAX

         7.1 MAX shall manufacture the Product in a good and workmanlike manner in sufficient quantities to meet the delivery requirements and schedule set forth in this Agreement.

         7.2 MAX shall honor all warranty claims in accordance with the warranty policy attached hereto as Exhibit D. EXCEPT FOR THE WARRANTIES CONTAINED IN THE COMPANY'S WARRANTY POLICY, MAX HEREBY DISCLAIMS ALL OTHER EXPRESS, STATUTORY AND IMPLIED WARRANTIES APPLICABLE TO THE PRODUCTS AND OTHER ITEMS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES APPLICABLE TO THE PRODUCTS AND OTHER ITEMS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

8.       REPRESENTATIONS

         Each party represents and warrants to the other as follows:

         8.1 It has the corporate power and authority to enter into and perform this Agreement.

         8.2 This Agreement has been authorized and approved by all necessary corporate actions.

         8.3 This Agreement does not conflict with any other agreement or instrument which either party or its property may be subject.

         8.4 No government approval is required for the execution or performance of this Agreement.

9.       CONFIDENTIALITY

         9.1 As used herein, the term "Confidential Information" means and includes any and all of the following: All information or materials furnished by one party to the other pursuant to this Agreement, including technical data, customer lists, manufacturing processes, analysis, compilations, studies, or other documents or records prepared by either party or on behalf, either party which contains or otherwise reflects or are generated from such materials. The term Confidential Information shall not include information which is (a) already known by a recipient without an obligation of confidentiality other than this Agreement, (b) publicly known or becomes known through no unauthorized act of the receiving party, (c) rightfully received by a receiving party from a third person who is not subject to a confidentiality or fiduciary

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                  obligation with respect to such information, (d) is required to be disclosed pursuant to a court order, a rule or a regulation of a governmental agency, or (e) is independently developed by a party.

         9.2 IeC agrees that, during the term of this Agreement, and for a period of five (5) years thereafter, without the prior written consent of MAX, IeC will not, directly or indirectly, for its own benefit or for the benefit of another, disclose or reveal to any other person, firm, venture, corporation or other business entity, any of the Confidential Information delivered to it by MAX. IeC agrees to use all such information solely for the purpose of performing its obligations under this Agreement and to take all actions reasonably necessary or appropriate to ensure that none of the employees, officers, directors, partners, owners, agents or affiliates of IeC, discloses or reveals Confidential Information delivered to it by MAX in any manner whatsoever except on behalf of IeC and at its discretion and under its control in the course of its performance of its obligations under this Agreement and solely in strict compliance with each of the limitations and other provisions hereof. IeC will disclose Confidential Information delivered to it by MAX only to those employees, agents or affiliates who need to know such information in order to enable IeC to comply with its obligations under this Agreement.

         9.3 MAX agrees that, during the term of this Agreement, and for a period of five (5) years thereafter, without the prior written consent of IeC, MAX will not, directly or indirectly, for its own benefit or for the benefit of another, disclose or reveal to any other person, firm, venture, corporation or other business entity, any of the Confidential Information delivered to it by IeC, including any information related to IeC's clients and outlets. MAX agrees to use all such information solely for the purposes of performing its obligations under this Agreement and to take all actions reasonably necessary or appropriate to ensure that none of the employees, officers, directors, partners, owners, agents or affiliates of MAX discloses or reveals Confidential Information delivered to it by IeC in any manner whatsoever except on behalf of MAX and at its discretion and under its control in the course of its performance of its obligations under this Agreement and solely in strict compliance with each of the limitations and other provisions hereof. MAX will disclose Confidential Information delivered to it by IeC only to those employees, agents or affiliates who need to know such information in order to enable MAX to comply with its obligations under this Agreement.

         9.4 Upon the earlier of (1) the written request of MAX or IeC, as applicable, or (2) the expiration of the term of this Agreement, a receiving party shall return all copies of such Confidential Information delivered to it by the other party, and all derivatives thereof, to the other party or, if directed by the other party, shall cause to be destroyed all copies of such Confidential Information and such derivatives, and certify in writing to the other party that such Confidential Information and derivatives have been destroyed.


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

10.      INTELLECTUAL PROPERTY RIGHTS

         IeC acknowledges that MAX has valuable and exclusive rights to patents, trademarks, trade names and copyrights relative to MAX's products. The parties agree that IeC may propose one or more trade names for the Product for use in the Territory. Such name shall be subject to MAX's approval and shall become the intellectual property of NotForAll Plus if used. IeC shall have the same right to use the additional names as it does the NotForAll Plus or successor trademarks and trade names as set forth herein.

11.      FORCE MAJEURE

         In no event shall the parties be liable to each other for failure or delay in the performance of any obligations contained in this Agreement or in any purchase order accepted hereunder by MAX arising, directly or indirectly, from acts of God, unforeseeable circumstances, acts (including delay or failure to act) of any governmental authority (de jure or de facto), war (declared or undeclared), riot, revolution, priorities, fires, floods, weather, strikes, labor disputes, sabotage, epidemics, factory shutdowns or alternations, embargoes, delays or shortages in transportation, delay or inability to obtain or procure labor, manufacturing facilities or materials, or causes of any other kind beyond the reasonable control of the hindered party.

12.      INDEPENDENT CONTRACTOR

         12.1 IeC is an independent contractor and is not the legal representative or agent of MAX for any purpose.

         12.2 MAX is an independent contractor and is not the legal representative or agent of IeC for any purpose.

         12.3 The Products sold by MAX pursuant to this Agreement shall be purchased by IeC for its own account, payment to be made within thirty (30) days, and the prices at which such Products are resold by IeC shall be determined solely by IeC.

         12.4     IeC has no Del Credere obligations to MAX.

13.      SALES AND SIMILAR TAXES

         The prices specified in each purchase order accepted by MAX hereunder do not include any federal, state or local property, license, privilege, business, occupation, stamp, documentary, transfer, sales, use, excise, gross receipts, value added or other similar taxes which may or hereafter be applicable to, measured by, or imposed upon:

                  a.       The sale or transfer of the Products;

                  b.       The value or use of the Products; or


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                  c.       The performance of any services in this Agreement,
                           except as is required for IeC to fulfill its delivery obligations, except as may be required pursuant to MAX's shipping and delivery obligations under Vienna Convention of 1980 (CISG).

14.      DURATION AND TERMINATION

                  14.1 Unless earlier terminated in accordance with the terms of this Agreement, this Agreement shall commence as of the date of this Agreement and shall remain in effect for a period ending July 31, 2003. Such term shall be extended for each month that development of the Product is not completed beyond six months from the date hereof. This Agreement may be renewed at the beginning of each year during the term of this Agreement for an additional two (2) years upon the written agreement of both parties during the first month of the year. If either party fails to agree in writing to such renewal, this Agreement shall not be renewed and shall continue only for the balance of the remaining term. For purposes of this paragraph, a "year" shall be deemed a twelve-month period ending July 31.

                  14.2 In addition to all other remedies provided by law, or specified in the Agreement, MAX may, at its option, terminate this Agreement, and any outstanding and unperformed purchase orders previously accepted by MAX hereunder, by mailing written notice of such termination to IeC, upon the occurrence of any of the following events:

                           (1)      The insolvency of IeC;

                           (2) The filing of a voluntary or involuntary petition in bankruptcy by, against or on behalf of IeC;

                           (3) The appointment of a receiver or trustee for all or substantially all of the property of IeC;

                           (4)      If IeC otherwise commits an act of
                                    bankruptcy, or any bankruptcy
                                    reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is instituted by, against, or on behalf of IeC;

                           (5) The breach or failure of IeC to perform any of the terms, conditions or covenants contained in this Agreement; or

                           (6) The acquisition or control of IeC, directly or indirectly, by a direct competitor of MAX without the consent of MAX, which consent shall not be unreasonably withheld.


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

                  14.3 Upon expiration of this Agreement, or upon its termination for any reason whatsoever, IeC shall immediately cease using MAX's intellectual property. MAX shall continue to honor and provide warranty information to IeC.

                  14.4 MAX shall repurchase IeC's inventory of Products upon expiration of this Agreement or upon its termination for any reason, whatsoever, at prices which are the same as those for which the inventory was originally purchased by IeC, shipped by IeC E.X.W., no assistance in loading. The foregoing price for the returned inventory shall be paid by MAX to IeC by means of an irrevocable sight letter of credit drawn on a U.S. money center bank the date MAX receives the inventory.

                  14.5 It is further agreed that MAX and IeC shall, following the expiration of any termination of the Agreement, continue to perform all purchase orders accepted by MAX prior to the date of such termination.

                  14.6 IeC will be allowed to complete any outstanding purchase order commitments it may have outstanding at the time of termination.

15.      INSPECTION OF RECORDS, PRODUCTS AND OTHER ITEMS

         During the term of this Agreement, IeC shall maintain a log memorializing purchases and sales of Products (the "Log") at its principal office. MAX, its employees and authorized representatives, shall be entitled during business hours to inspect and copy all of IeC's Business Records and to inspect Products wherever located.

16.      AMENDMENTS

    This Agreement sets forth the entire Agreement between the parties. All previous oral and written agreements between the parties are hereby terminated and neither party shall have any continuing obligation of any kind thereunder. This Agreement may be changed, altered, or amended only by an Agreement in writing signed by both parties. MAX shall have the right to assign this Agreement without limitation. Subject to the foregoing provisions, this Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto.

17.      NOTICES

    Except as otherwise provided in this Agreement, all writings, notices, payments and reports required hereunder shall be sent by certified or registered mail to the parties at their address specified in the preamble.

18.      MISCELLANEOUS

         18.1 Expenses. Each party to this Agreement shall bear its own legal and accounting expenses in connection with the transactions provided for herein. Each of the parties hereto agrees to hold the other harmless from and against any liability for broker's or finder's fees in connection with the purchase and sale provided for herein arising


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

                  out of the contracts, express or implied, which may be asserted against the noncontracting parties.

         18.2 Waivers. The failure of any party to act to enforce rights hereunder shall not be deemed a waiver and shall not preclude enforcement of any rights hereunder. No waiver of any term or provision of this Agreement on the part of a party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

         18.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         18.4 Venue. THE PARTIES AGREE THAT ANY DISPUTE REGARDING THIS AGREEMENT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE TEXAS STATE COURTS IN AND FOR DALLAS COUNTY, TEXAS, UNITED STATES OF AMERICA, AND THE PARTIES AGREE TO SUBMIT TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS.

         18.5 No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, and legal representatives, and shall not be construed as conferring and are not intended to confer any rights on any other persons.

         18.6 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a party of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         18.7 Indemnity. MAX will indemnify and hold harmless IeC for any and all claims relating to breach of MAX's warranty and strict liability or breach of warranty related to products liability law of any jurisdiction in which the goods may land in the stream of commerce.

         18.8 Limitation of Liability. IN NO EVENT SHALL MAX OR IEC BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA,


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


                  INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY), OR FOR ANY CLAIM AGAINST THEM BY ANY THIRD PARTY. IN NO EVENT WILL MAX OR ITS SUPPLIERS BE LIABLE FOR (A) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY IEC, ANY AGENT OF IEC TO PERFORM AS SPECIFIED HEREIN EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; OR (C) ANY USE OF THE PRODUCT OR THE DOCUMENTATION OR THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE PRODUCT. THE REMEDIES PROVIDED HEREIN ARE SOLE AND EXCLUSIVE REMEDIES.

         18.9 No Partnership. Nothing contained in this Agreement shall constitute or be deemed to constitute a partnership between the parties.

         18.10 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

         18.11 Construction. Any alleged uncertainty or ambiguity in this Agreement shall not be construed for or against a part based on attribution of drafting to such party.

         18.12 General Conduct. IeC agrees (i) to conduct business in a manner that reflects favorably at all times on the Product and the good name, goodwill and reputation of MAX; (ii) to avoid deception, misleading or unethical practices that are or might be detrimental to MAX or the public, including, but not limited to, disparagement of MAX or its products, and acceptance or payment of bribes, kickbacks or secret profits;
                  (iii) to make no representations, warranties or guarantees to End Users or to the trade with respect to the specifications, features or capabilities of the Product other than those made by MAX; and (iv) not to publish or use (or cooperate in the publication or use of) any misleading or deceptive advertising material.

         18.13 Compliance with Laws; Approvals. IeC shall comply with all applicable laws in performing its duties hereunder and in any dealings with the Product, including, but not limited to, laws relating to antitrust and fair business practices. MAX shall advise IeC of any laws or other regulatory requirements in force in the territories in which IeC sells the Product that relate to the Product, including, but not limited to, laws relating to labeling, health or safety and other issues related to localization of the Product. IeC shall be responsible for obtaining any governmental approvals or registrations necessary for the effectiveness of this Agreement and the arrangements contemplated herein, and shall use its best efforts to obtain such approvals promptly.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, or through their duly authorized officers, have duly executed this Agreement, effective as of the date first above written.


                                        MAX INTERNET COMMUNICATIONS, INC.



                                        By: /s/ DONALD G. MCLELLAN
                                           -------------------------------------
                                           Donald G. McLellan, Vice President


                                        INTERNATIONAL eCOMMERCE, INC.



                                        By: /s/ FELIX MORENO
                                           -------------------------------------
                                           Felix Moreno, Chief Executive Officer

                                    EXHIBIT A

     MAXCONFERENCE SPECIFICATIONS

o H.323 VIDEOPHONE (NETMEETING) OVER HIGH-SPEED IP CONNECTION, LAN OR WAN

-minimum utilization of system resources maximizes audio/video quality

-multiple audio channel capability makes possible concurrent multimedia applications

-application sharing and collaborating of any Windows application

          o o H.324 VIDEOPHONE OVER POTS (PLAIN OLD TELEPHONE SERVICE) ANALOG PHONE LINES

          o    H.263/H.261 video compression

          o    G.723.1 speech compression at 6.3 or 5.3 kbps

          o    Acoustic echo cancellation

          o    Voice-first calling and receiving

          o    Remote and local video window viewing

          o V.80 modem support for synchronous data over an asynchronous interface

          o    V.8 multifunction modem operation mode determination

          o    Cypress Research Megaphone videophone application

          o Video compression & decompression and audio synchronization processed on board, freeing up Pentium(TM) and PCI bus

          o Full range of baud rate and parity support on DTE interface with memory to memory interface, by-passing serial interface bottlenecks (UART replaced by high speed PCI bus memory-to-memory transfer at more than double standard UART speed for a maximum DATA throughput of 230 kb/sec)

     SVGA GRAPHICS SPECIFICATIONS

THE MPACT-1 MEDIA PROCESSOR PROVIDES FULLY ACCELERATED VGA AND SVGA COMPATIBILITY FOR BOTH DOS AND WINDOWS 95 APPLICATIONS. THE RESULT IS BLAZING DISPLAY PERFORMANCE, WITH NEW SCREENS AND PICTURES BROUGHT UP ALMOST INSTANTANEOUSLY, DELIVERING FLICKER-FREE PHOTOGRAPHIC-QUALITY IMAGES WITH MILLIONS OF COLORS.

          o    106M ZD Winmarks at 1024-by-768 Resolution, 8-bit color

          o Performance in top tier of graphics cards (based on Ziff-Davis Winmark '97)

          o Full DOS and Windows(R) 95 GUI acceleration through Microsoft GDI and DirectDraw(TM) APIs

          o    NTSC/PAL full graphics desktop output

          o    Programmable flicker filter/chroma filter

          o    Dual NTSC/PAL & VGA same-image display

          o    TV Tuner support

          o    NTSC field capture at up to 30 fields per second

          o    Video scaling and motion compensation

          o    VGA register level compatibility and Super VGA graphics modes

          o    Non-interlaced screen resolution:

          o    1280 x 1024 x 16-bit color @ 60-85 Hz

          o    1024 x 768 x 24-bit color @ 60-85 Hz

          o    800 x 600 x 24-bit color @ 60-120 Hz

          o    640 x 480 x 24-bit color @ 60-144 Hz

          o Full Bit BLT acceleration engine including transparent BLTs, device bitmaps, full 256 ternary ROPs and pattern buffering

          o Full GUI acceleration of 2-point line draws, trapezoidal and polygon fills

          o Fully accelerated YUV conversion, scaling, filtering, clipping and hardware cursor

          o    Full text acceleration engine

          o Full hardware and BIOS support for VESA Display Power Management Signaling (DPMS) monitor power savings modes

          o Integration with Mpact industry standard sound card emulation for legacy DOS multimedia titles

          o    Display CPL support with control panel for 2D refresh rate


    MAXVIDEO SPECIFICATIONS

SUPPORTS INTERNATIONAL STANDARDS FOR MPEG-1 AND MPEG-2 VIDEO, AUDIO AND SYSTEM DECODING, ALONG WITH MPEG-1 ENCODING FOR HOME VIDEO EDITING. MAX i.c.LIVE'S HARDWARE ACCELERATION OF MPEG-1 VIDEO YIELDS LASERDISK-QUALITY VIEWING. RIDE THE NEXT WAVE OF ADVANCED MULTIMEDIA WITH MAX i.c.LIVE'S HOME MOVIE EDITING: A COMPLETE SOLUTION FOR CAPTURING AND DIGITALLY EDITING HIGH-QUALITY VIDEO FROM CAMCORDERS AND VCRS, INCLUDING DIGITAL SPECIAL EFFECTS! SAVE A PROJECT AS AN MPEG FILE ON DISK, OR PRINT TO VIDEOTAPE

          o Full support for OpenMPEG command set and Microsoft Windows 95 ActiveMovie APIs

          o Real-time Digital Versatile Disk (DVD) decode (fully-compliant MPEG-2 video plus Dolby Digital AC-3 audio)

          o    Real-time MPEG-1 video Decode @ 30 fps, 18-bit color,
               SIF 352 x 240 (fully-compliant ISO/IEC 11172-1, 11172-2, and 11172-3 layer 2)

          o    System layer time stamp based video/audio synchronization

          o Fully accelerated color space conversion, bilinear interpolation and filtering, at full screen and full speed

          o    Full-screen or video in a window

          o Crisp synchronization with MAX i.c. Live Windows 95 graphics output

          o Fully accelerated Video CD playback (White Book-compliant version 2.0) with track selection, skipping and sequencing

          o    Real-time MPEG-1 SIF 1 frame encoding @ 30 frames per second

          o    Non-real-time MPEG-1 IBP frames encoding

          o    Patented hardware motion estimation, image processing

          o    PAL/NTSC video input and output

     VIDEO EDITING WITH REALTIME MPEG COMPRESSION

          o    Real-time audio/video capture from camcorder, VCR or TV Tuner

          o    AVI Editable MPEG multiplexing

          o MPEG-1 I-frame encoding SIF (352x240) @ 30 frames per second (full TV screen)

          o    MPEG-1 Audio Layer II with selectable bitrate and sample rate

          o    NTSC video input and output

          o    Asymetrix Digital Video Producer audio/video editing application

          o    Video and audio editing with special effects

          o    2D and 3D title overlay

          o    Output to a variety of formats, including .mpg, NTSC or VCR tape

DVD SPECIFICATIONS

MAX i.c.LIVE'S MPEG-2 VIDEO SUPPORT, COUPLED WITH ITS ABILITY TO DECODE DOLBY DIGITAL AC-3(TM) LETS USERS EXPERIENCE EVEN HIGHER QUALITY MOVIES, EDUCATIONAL TITLES AND MORE WITH THE NEW DVD (DIGITAL VERSATILE DISK) FORMAT.
HOME THEATER-QUALITY VIDEO

          o    Fully compliant MPEG-2 video playback, Main Profile at Main Level

          o Full-screen (720 x 480) 30 frames per second @ maximum DVD bit rate of 9.8 Mbits/sec

          o    VBR (variable bit rate) and CBR (constant bit rate)

          o IEEE 1180-compliant Inverse Discrete Cosine Transform (IDCT) to ensure crisp picture quality with minimal noise

          o    Exact motion compensation for artifact-free playback

          o    NTSC (525/60) TV video output

          o    Scalable video window

          o    16:9 wide screen display

          o    4:3 letterbox display

          o    Pan & Scan display

          o    Still-picture MPEG-2 I-frame display

          o    Component S-Video output

          o Digital YUV video output via feature connector to external graphics chips

          o    MPEG-1 playback

          o    Video CD 2.0 playback


     HOME THEATER-QUALITY AUDIO

          o AVsync technology: real-time synchronization between audio and video

          o    Dolby Digital (AC-3) 6-channel decode

          o SRS TruSurround 2-channel analog output with spatialization effects

          o    Dolby ProLogic Surround Sound-encoded 2-channel analog output

          o    Digital audio output (S/PDIF)

          o    64 kbps to 448 kbps data rate

          o    Audio CD playback

     COMPLETE DVD FEATURE SUPPORT

          o CSS (Content Scrambling System) license for playback of encrypted content

          o Complete, intuitive Entertainment Center player application from Software Dynamics

          o    Up to 32 sub-picture streams for subtitles, menus, and animation

          o    MCI command support for DVD-ROM

          o Full-screen, run-length-encoded bitmaps up to 4 contrast values and 4 colors per pixel

          o Multi-language support for video scenes, audio tracks, subtitle tracks, and menus

          o Multi-story, multi-rating support (automatic "seamless" branching of video)

          o    Multi-camera-angle support

          o    Parental lock

          o    Fast forward, rewind, and search to title, chapter or track

          o    Frame by frame advance

          o    Still picture

          o    Macrovision analog copy protection support

          o    Regional lockout support

          o    Windows 95 OSR 2.1 support

          o    MicroUDF format support



    WAVETABLE AUDIO SPECIFICATIONS

PROVIDING THE RICHEST SET OF AUDIO FEATURES AVAILABLE TODAY, THE MPACT-1 MEDIA PROCESSOR SUPPORTS CURRENT STANDARDS AS WELL AS THE LATEST BREAKTHROUGHS IN PC AUDIO, INCLUDING 3D ENHANCED AND 3D POSITIONAL SOUND. IN ADDITION, THE MPACT-1 MEDIA PROCESSOR BRINGS DOLBY DIGITAL AC-3 TO THE PC MARKET FOR THE FIRST TIME. THE RESULT IS THE MOST ADVANCED AUDIO IN THE INDUSTRY AT ANY PRICE. REMEMBER WHEN YOU TRADED IN YOUR TAPE DECK FOR A CD PLAYER? THAT IS THE KIND OF TRANSFORMATION YOUR PC WILL UNDERGO WITH MPACT AUDIO WITH FEATURES SUCH AS SRS 3D AUDIO AND THE ADVANCED FORTE(TM) WAVETABLE SYNTHESIZER.

          o High-quality DOS and Windows 95 audio through WAVE, MIDI, and Microsoft DirectSound(TM)

          o    MPEG-1 (Layers 1 and 2) audio decode

          o    3-D audio enhancement through SRS

          o    MAX Forte(TM) Wavetable synthesizer

                    o    32 simultaneous voices

                    o General MIDI standard compatibility with 128 original instruments and 60 drums, 7 additional Roland GS and Yamaha XG drum kits, and 4 MB ILIO (Synclavier(R)) sample library

                    o    complex envelopes and filters

                    o    Powerful effects processor, with reverb

                    o Precise audio control through support for key layering, velocity switching, variable keyboard scaling for alternate tunings, sharpness of attack and speed of decay

          o Up to 8 simultaneous play and record channels with different formats and frequencies re sampled up to 48 kHz, with 36-bit internal precision

          o    Hardware dithered rounding of quantization noise

          o    Industry standard sound card compatibility (FM synthesis, General
               MIDI)

          o Mpact Audio Process Manager (XAPM) for minimizing synchronization overhead between audio tasks

          o    Industry standard joystick with MIDI

          o    Industry standard MIDI port

          o Midisoft Audio Rack application for audio playback, record and mixing control

     HOME THEATER-QUALITY AUDIO

          o AVsync technology: real-time synchronization between audio and video

          o    Dolby Digital (AC-3) 6-channel decode

          o SRS TruSurround 2-channel analog output with spatialization effects

          o    Dolby ProLogic Surround Sound-encoded 2-channel analog output

          o    Digital audio output (S/PDIF)

          o    64 kbps to 448 kbps data rate

          o    Audio CD playback

    TELEPHONY SPECIFICATIONS

MAX i.c.Live's DSVD MODEM/TELEPHONY RELIABLY PROVIDES FAST INDUSTRY-STANDARD MODEM CONNECTIONS TO ONLINE SERVICES, FAX RESOURCES, AND THE INTERNET. IT ALSO INCLUDES VOICEMAIL WITH MULTIPLE MAILBOXES, CALLER ID, DISTINCTIVE RING, AND SPEAKERPHONE WITH ADAPTIVE ECHO CANCELLATION.

          o    Full Windows 95 support for Microsoft Unimodem V, TAPI and VCOMM
               APIs

          o    DSVD capability for simultaneous Data/Voice transmission

          o Distinctive Ring support for automatic switching between Voice/FAX/DAtA on a single phone line

          o    DOS box modem support

          o    Full duplex speakerphone

          o    Data modulation up to V.34 bis (33,600 bits per second)

          o    V.32 bis support (14400, 12000, 9600, 7200 bps)

          o    V.22 bis support (2400, 1200 bps), Bell 212A and Bell 103

          o    V.42 bis data compression and V.42/MNP 2-4 error correction

          o    V.80 compliance

          o Fax modulation up to V.17 (14,400 bps) in answer and originate modes, full fax Class 1 (TIA-578), 2, and 2.0 (TIA-592) command set implementation

          o    Data automoding

          o DTMF generation, dial tone and busy detection, ring detection and auto answer

          o    V.14 async to sync conversion and RS-232 interface support

          o Full range of baud rate and parity support on DTE interface with memory to memory interface, bypassing serial interface bottlenecks (UART replaced by high speed PCI bus memory-to-memory transfer at more than double standard UART speed for a maximum DATA throughput of 230KB/SEC)

THE MAX i.c.Live SOLUTION BRINGS THE POWER OF A CORPORATE PHONE AND VOICEMAIL SYSTEM TO YOUR PC, PROVIDING SUCH FEATURES AS SPEAKERPHONE WITH ADAPTIVE ECHO CANCELLATION, ANSWERING MACHINE, VOICE MAIL WITH MULTIPLE MAIL BOXES, CALLER ID AND MORE.

          o Full support for Windows 95 TAPI and VCOMM APIs, plus AT + V (TIA-695) command set

          o    V.80 support for video conferencing.

          o    Adaptive full-duplex speakerphone with acoustic echo cancellation

          o    Answering machine/voicemail functionality

          o    Outgoing and incoming message support

          o    Concurrent DTMF detection

          o    Call progress detection

          o    IMA ADPCM voice compression/decompression

          o    Caller ID support

          o Distinctive Ring support for automatic switching between Voice/Fax/Data on a single phone line.

                    THIRD PARTY RESTRICTIONS AND REQUIREMENTS

MAX provides a logo program. This optional service includes Dolby Digital AC-3(R) Certification, and Macrovision(R) pre-certification. A full description of this service is in the "Mpact Logo Process" document, which is part of the Production Pak product from MAX. If User does not utilize this service, USer assumes all responsibility for certification from Dolby Laboratories and Macrovision. MAX will notify such companies that software utilizing their respective technologies has been provided to User.

The following third party restrictions and requirements apply to the Mpact Mediaware. User shall have the right to update this Exhibit from time to time as necessary. User agrees to comply with the restrictions and requirements set forth below.

V.42 BIS

If User wishes to include V.42 BIS capability in the modem component of the Mpact Mediaware, User must obtain the following licenses:

LICENSOR         COMMENTS
--------------------------------------------------------------------------------
IBM              User is required to sign an IBM license agreement and pay a one-time $20,000 license fee to IBM. A copy of this agreement will be provided by MAX upon User's request.
--------------------------------------------------------------------------------

AUDIO

User must obtain the following licenses and abide by the following restrictions when using these features:

--------------------------------------------------------------------------------
LICENSOR         COMMENTS
--------------------------------------------------------------------------------
SRS              User must sign the attached SRS logo usage license.
--------------------------------------------------------------------------------

DVD

If User is licensing the DVD module from MAX, User must obtain the following licenses and abide by the following restrictions:

LICENSOR         COMMENTS
--------------------------------------------------------------------------------
Region           Control User may only ship region specific Mpact Mediaware into the region(s) for which it was intended.
--------------------------------------------------------------------------------
MEI              If User is manufacturing Mpact boards, User should enter into a
                 CSS license with MEI. If User is purchasing Mpact boards from third parties, User should purchase boards from CSS licensees.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dolby            User may utilize the Mpact Logo program to obtain Dolby Digital
                 AC-3 Certification. For this program User submits
                 pre-production samples. Alternatively, User may submit Hardware
                 Product(s) directly to Dolby Labs for certification.
--------------------------------------------------------------------------------
SRS              See above.
--------------------------------------------------------------------------------
Macrovision      If the Hardware Product contains an analog output, User must enter into a license Agreement with Macrovision. User may
                 utilize the Mpact Logo program to obtain Macrovision
                 pre-certification. For this program User submits pre-production samples to MAX. Alternatively, User may submit Hardware Product directly to Macrovision for certification.
--------------------------------------------------------------------------------
DVD              User is responsible for obtaining licenses for all DVD
Patents          related patents excluding SRS and Dolby that are applicable to
                 Mpact mediaware or the combination of Mpact mediaware with User hardware. Such patents include, without limitation, Mpeg-2 patents. In addition, User is responsible for licensing all patents related to Hardware Products and patents infringed when
                 Mpact Mediaware is combined with Hardware Products.
--------------------------------------------------------------------------------


MAX can provide contact information or more detailed information upon request. MAX will not ship Mpact Mediaware to User until User has secured the licenses set forth above.

         (THIS LOGO USAGE AGREEMENT IS APPLICABLE ONLY TO PARTIES PURCHASING AND USING MAX'S MULTI-FUNCTION COMPUTER PROCESSING SOLUTION HAVING TRUSURROUND TECHNOLOGY AND APPLIES ONLY TO PRODUCTS INCORPORATING SUCH SOLUTION)

TRADEMARK OWNER: SRS LABS INCORPORATED, 2909 DAIMLER STREET, SANTA ANA, CA 92705
                 (714-442-1070)


PURCHASER:
          --------------------------------------        ------------------------
                                                                SIGNATURE

     In order to use the trademarks of SRS Labs in connection with the sale of audio products incorporating the MAX multi-function solution with TRUSURROUND audio by SRS Labs, (collectively "MPACT TS"), the purchaser or licensee of the MPACT TS identified above ("Purchaser") agrees to adhere to the logo usage requirements of SRS Labs as described herein. As long as such requirements are met, SRS Labs grants Purchaser a limited, personal, non-transferable, non-exclusive, royalty-free license to use the trademark configuration identified below to mark packaging, advertising and collateral material for advertising, promoting, and distributing Purchaser's products incorporating the MPACT TS solution.

         11.      I.       LOGO FORMAT AND USAGE REQUIREMENTS

         A. Purchaser agrees to use only the following trademark configuration to identify SRS Labs' TRUSURROUND technology:

                       [TRUESURROUND(TM) WITH SRS(R) LOGO]

         B. Whenever products of Purchaser are marked with the configuration above, proper notice shall also be placed near the trademarks
              stating the following:"                           ", and are
              trademarks of SRS Labs, Inc."

          C. Purchaser agrees not to use any of SRS Labs' trademarks on any audio products which (1) do not incorporate the MPACT TS solution, or (2) which incorporate the MPACT TS solution that has been modified in a way which affects its standard audio processing. By using any of SRS Labs' trademarks, Purchaser agrees to the logo usage requirements described herein and acknowledges that its products containing SRS Labs' trademarks will be subject to review and evaluation. In the event Purchaser fails to comply with these requirements and improperly uses SRS Labs' trademarks on its products, SRS Labs may immediately revoke the right to use such trademarks on Purchaser's products.

          D. Purchaser agrees that it will not file any application in any country for registration of the trademarks shown in the configuration above in Section I.A., or any mark, symbol, or phrase, in any language, which is similar to or likely to be confused with such trademarks or associated with SRS Labs.



     II.  LIMITATIONS OF LOGO USAGE

          A. Neither this document nor the purchase of the MPACT TS solution grants Purchaser the right to permanently affix the SRS Labs trademarks DIRECTLY to the products of Purchaser, except for any marking already existing as part of the MPACT TS. To obtain such right, Purchaser is required to obtain a separate license directly from SRS Labs and is encouraged to contact SRS Labs to do so. (see http://www.srslabs.com).

          B. The duration of this Agreement shall remain in effect for as long as Purchaser is selling products incorporating the MPACT TS solution, or until earlier terminated by SRS Labs for Purchaser default.

          C. This Logo Usage Agreement is not assignable or transferable by Purchaser without the express written consent of SRS Labs. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable. The terms of this Agreement shall be construed and interpreted under the laws of the state of California, U.S.A.


                     TRADEMARKS & TRADEMARK USAGE GUIDELINES


     MAX Trademarks.

     The following words and logos are trademarks of MAX, Inc. in the United States and/or other countries:

     "Mpact(TM)

     Logo Usage.

     1. User may use the MAX logo (above on left) and the Mpact logo (above in middle) in connection with Hardware Products subject to the provisions of Section 2.5 and this Exhibit D.

     2. Only Hardware Products that have been certified through MAX's Mpact Logo program (as described in the MAX document "Mpact Logo Process") may use the "Certified for Mpact" logo (above on right). Upon qualifying a Hardware Product under MAX's Mpact Logo Process, User may use the "Certified for Mpact" logo solely in connection with such Hardware Product. Use of the "Certified for Mpact" logo under any other circumstances is expressly prohibited.

     3. MAX will provide artwork to User for the MAX logos, and User shall use such artwork without modification, including using the same form, size, typeface, and color. User's product logo must be larger than the MAX logos and must be displayed in a manner clearly indicating that the Product is a User product and not a MAX product. User's product packaging and literature must clearly specify the version of Mpact Mediaware for which the Hardware Product has been certified.


     Third Party Licensor Trademarks            [MPACT! LOGOS]

     No license is granted by MAX to User to use the trademarks, service marks, tradenames, or logos of any Third Party Licensor. User may obtain such licenses directly from such third parties as set forth in Exhibit C.

     Trademark Usage Guidelines

     1. User must submit a reasonable number of Products, including all packaging and documentation to MAX to allow MAX to determine whether Products comply with MAX's Trademark Usage Guidelines and the Replication Guidelines set forth in Exhibit I. If necessary, MAX shall have the right to provide such Products to its Third Party Licensors to allow such Third Party Licensors to determine whether such samples comply with such Third Party Licensor's trademark usage guidelines. All samples shall be submitted to MAX at least thirty (30) days in advance of distribution to User's Users. MAX may require User to submit new samples in the event MAX reasonably believes the product design or quality has materially changed. Materials should include: artwork for the packaging of all Products showing the location and use of the MAX logos and Trademarks, and draft copies of documentation using Trademarks, including proper trademark acknowledgments.

     2. User shall submit copies of all marketing materials that use a MAX Trademark to MAX for prior written approval. Such materials shall be submitted sufficiently far enough in advance of the publication date to ensure that errors can be corrected prior to publication.

     3. All representations by User of MAX's Trademarks shall be exact replicas of those used by MAX or shall be used in accordance with these Trademark usage guidelines.

     4. User shall make such changes as MAX shall reasonably request to protect the value of MAX Trademarks used by User or User shall not use such Trademarks.

     5. The following rules apply to the use of MAX Trademarks in written materials:

               a) The "Mpact" trademark should always be used as an adjective and be followed by the word "mediaware" or "processor". It should never be used as a noun or verb, nor should prefixes or suffixes be attached.

               b) In the trademark "Mpact", the "M" should always be capitalized, the other letters should always be lowercase and the "(TM)" symbol should be used.

               c) "MAX" should be used without abbreviation. In the registered trademark "MAX", the "C" and "R" should always be capitalized, the other letters should always be lowercase and the "(R)" symbol should be used.

               d) The first usage of trademarks in materials should be followed by a "(TM)" or "(R)", as applicable, and a "*" or other designation for a footnote. A footnote stating that "Mpact is a trademark, and MAX is a registered trademark, of MAX, Inc." must be included.

     6. User agrees not to register any MAX trademarks or trade names without MAX's prior written consent, and agrees not to register any confusingly similar trademarks or trade names.

     7.   All usage of MAX trademarks shall inure to MAX's benefit.

     8. Upon written notice by MAX, User shall immediately suspend use of MAX's trademarks and trade names if the quality of User's Hardware Products is deemed to be inferior by MAX.

                                 [MPACT! LOGOS]

                                    EXHIBIT C

                                 Purchase Order
                                 --------------
(Customer Information / Letterhead)         Purchase Order No.

                                                DATE ISSUED:
                                                BUYER:

                                            Ship Via:
                                            Date Wanted:
                                            Terms:


VENDOR                                      SHIP TO   (if different than above)
------                                      -------
      MAX Internet Communications, Inc.
      8115 Preston Road
      Eighth Floor - East Tower
      Dallas, TX 75225

      Telephone            214-691-0055
      Fax                  214-691-6618

--------------------------------------------------------------------------------

Please enter our order for the following materials and services, subject to standard terms and conditions. Date wanted is the requested delivery date at customer.

Our order number must appear on all invoices and correspondence.

Only one P.O. number per invoice.

--------------------------------------------------------------------------------
QTY ORDERED               ITEM DESCRIPTION                UNIT PRICE  EXTENSION
-----------  -------------------------------------------  ----------  ----------




-----------  -------------------------------------------  ----------  ----------
                                                             Subtotal
                                                Shipping and Handling
                                                                  Tax
                                                                      ----------
                                                                Total $
                                                                      ----------


----------------------------------------------
Authorized Signature                     Date

                                    EXHIBIT D

--------------------------------------------------------------------------------
     i.c. LIVE  LIMITED WARRANTY

   One Year Limited Warranty

MAX Internet Communications, Inc. warrants this product against defects in material and workmanship under normal use for one (1) year from the date of original retail purchase. MAX Internet Communications, Inc., at it's option, will at no charge either repair the product (with new or reconditioned parts) or replace it (with a new or reconditioned product) or refund the purchase price of the product during the warranty period. Repaired/replacement products are warranted for either 90 days or the remainder of the original warranty period, whichever is longer. This warranty extends to the original end-user only.

   What This Warranty Does Not Cover

This warranty does not cover: (a) installation or service of the product; (b) conditions resulting from consumer damage such as improper maintenance or misuse, abuse, accident or alteration; (c) exposed parts that are scratched or damaged due to normal use; (c) product rented to others.

This warranty applies only to hardware and software products manufactured by or for MAX Internet Communications, Inc. and identified by the MAX Internet Communications, Inc. trademark, trade name or product identification logo affixed to them.

No warranty is made as to coverage availability or grade of service provided by the telephone line carrier.

   General Provisions

This warranty sets forth our responsibilities regarding this product. Repair or replacement or refund of the purchase price, at MAX Internet Communications, Inc.'s option, is your exclusive remedy. THIS WARRANTY IS GIVEN IN LIEU OF ALL OTHER EXPRESS WARRANTIES. IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED TO THE DURATION OF THIS LIMITED WARRANTY. IN NO EVENT SHALL MAX Internet Communications, Inc. BE LIABLE FOR DAMAGES IN EXCESS OF THE PURCHASED PRICE OF THE PRODUCT, FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS, OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE SUCH PRODUCT, TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW. WITHOUT LIMITING THE FOREGOING, MAX INTERNET COMMUNICATIONS, INC. SHALL HAVE NO LIABILITY FOR ANY DATA STORED IN OR USED WITH THE PRODUCT, INCLUDING THE RECOVER COSTS OF SUCH DATA OR PROGRAMS.
--------------------------------------------------------------------------------
                                                                        508-9909


                              [MAX i.c. Live LOGO]

         Warranty Registration Card

                  In order to activate your one (3) year limited product warranty, within 30 days of original purchase you must either

         o    Register online at http://www.maxic.com/support.htm

         o    Complete and mail in this card to us

              Once we receive your registration, you will be signed up to receive a username and password to the protected Comprehensive Technical
     Support area of our website.

     Hardware ID#             -             -             -
                  -- -- -- --   -- -- -- --   -- -- -- --   -- -- -- --
     (Find this number by clicking on the "i.c. Live" in your system tray after
     Mediaware Installation.)

First Name:                         Last Name:                         MAIL THIS CARD TO:
           --------------------               ---------------          MAX INTERNET COMMUNICATIONS, INC.
Email Address:                                                         8115 PRESTON ROAD
              ---------------------------------------------                     EIGHTH FLOOR - EAST TOWER
Phone #:                            Fax #:                                      DALLAS, TEXAS 75225
        ----------------------            --------------------
Company Name:
             --------------------------------------------
Street Address:                                       City/State/Zip:
               --------------------------------------                -------------------------------------

Where did you purchase i.c. Live
                                 -------------------------------------------------------------------------

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--------------------------------------------------------------------------------
   State Law Rights

SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

   Provincial Law Rights

SOME PROVINCIAL LAWS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES OR THE EXCLUSION OR LIMITATION OF WARRANTY COVERAGE IN CERTAIN SITUATIONS, SO SOME OF THE ABOVE LIMITATIONS OR EXCLUSIONS CONTAINED IN THIS LIMITED WARRANTY MAY NOT APPLY TO YOU. This warranty gives you specific rights, and you may have other rights, which vary from province to province.

     HOW TO USE MAX INTERNET COMMUNICATIONS, INC.'S LIMITED WARRANTY SERVICE

To take advantage of this warranty, you must do the following:

o Contact MAX Internet Communications, Inc. by dialing the appropriate phone number for product repairs/returns as listed in the "Service and Support" Card included with i.c. Live

o If it is determined that your product requires service, you will be issued a Return Authorization Number (RMA).

o Pack the defective product securely for shipping. Include only the part(s) that are defective.

o To ensure prompt service, please include a letter indicating the specific cause for returning the product(s).

Ship the defective product(s), copy of original purchase invoice, with RMA number to:

MAX Internet Communications, Inc.
12917 Valley Branch Lane
Farmers Branch, TX  75234
Attention: RMA #

o Make certain that your RMA number is displayed prominently on the outside of the shipping box.

o This warranty is void if the product is damaged in transit. Please insure your shipment.
--------------------------------------------------------------------------------
                                                                        508-9909


                                    MAX INTERNET COMMUNICATIONS, INC.
                                    8115 PRESTON ROAD
                                    EIGHTH FLOOR- EAST TOWER
                                    DALLAS, TEXAS 75225



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